Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement 333-113173 of BioVeris Corporation on Form S-8 of our report dated August 12, 2004 (relating to the financial statements of Meso Scale Diagnostics, LLC. at December 31, 2003 and 2002, and for the three years in the period ended December 31, 2003), appearing in this Annual Report of Form 10-K of BioVeris Corporation for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia
August 13, 2004